EXHIBIT 10.1

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
COVERING SECURITIES THAT HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Cliff Restricted Performance Share Unit with TSR
Modifier Award

Fiscal 2013 – Overview

July 13, 2012

This Overview is qualified in its entirety by reference to the Memorandum to Participants in the Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan and to the Plan itself.  Copies of the Memorandum and the Plan are available online at http://totalrewards.ralphlauren.com or from your Human Resources Department.

OVERVIEW

The Ralph Lauren Corporation (the “Company”) 2010 Long-Term Stock Incentive Plan (the “Plan”) authorizes the Compensation & Organizational Development Committee of the Board of Directors (the “Compensation Committee”) to grant equity awards to officers and other employees of the Company and its Subsidiaries and Affiliates.

As determined by the Compensation Committee, the Company may grant one or more types of Restricted Performance Share Unit awards (“RPSUs”).  This Overview describes an additional type of RPSU award, effective beginning in fiscal year 2013, that has three-year cliff vesting with a Total Shareholder Return modifier (“Cliff RPSU with TSR Modifier”).  The term “cliff” vesting is used since all units in a given Cliff RPSU with TSR Modifier award are eligible to vest at the same time.

A Cliff RPSU with TSR Modifier award provides a participant the opportunity to receive shares of the Company’s Class A Common Stock (traded on the New York Stock Exchange under the symbol RL) at a later date contingent upon achievement of performance goals over a specified period, generally three fiscal years, and contingent upon continued service with the Company.

AWARD OBJECTIVES

Objectives of RPSUs, including Cliff RPSUs with TSR Modifier, are to:

1.	Attract and retain exceptional individuals of superior talent
2.	Motivate such individuals to achieve longer-range performance goals
3.	Enable such individuals to participate in the long-term growth and financial success of the Company

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Fiscal 2013 Cliff RPSU with TSR Modifier Overview

PLAN ADMINISTRATION

The Company’s Human Resources Department administers the program and Merrill Lynch Wealth Management (“Merrill Lynch”) is the recordkeeper.  Participants must have an open brokerage account at Merrill Lynch in order to facilitate distribution of shares of the Company’s Class A Common Stock upon the vesting of Cliff RPSUs with TSR Modifier.  To open a brokerage account, or for questions regarding your account and account transactions, contact Merrill Lynch at (609) 818-8908 or (877) 765-7656.

The Company’s Board of Directors reserves the right to amend, modify or terminate the Plan, subject to stockholder approval, if required.  No such amendment to the Plan would adversely affect any Cliff RPSU with TSR Modifier awards then outstanding.

Nothing contained herein may be construed as creating a promise of future benefits or a binding contract with the Company.  Further, an individual’s employment continues to be at will, subject to any applicable employment agreement.

For questions regarding the Plan and its provisions, contact Human Resources.

ELIGIBILITY FOR GRANT

Equity awards, including Cliff RPSU with TSR Modifier awards, may be granted annually to designated, key executives who have a significant impact on the strategic direction and business results of the Company, and who are actively employed on April 1 of the year when the grant is made.

Guidelines have been established for the number and type of equity awards that eligible participants may receive.  The guidelines reflect a position’s scope, accountability and impact on the organization, and may also reflect changes in the value of the Company’s Class A Common Stock.

Please note that the guidelines do not constitute a guarantee that any specific individual will receive an equity award in any given or subsequent year, or guarantee the type, value, or size of any grant, if a grant is made.

 An eligible employee who receives a Below Expectations (B) or Unsatisfactory (U) rating on his or her annual performance appraisal is not eligible for an equity award in the fiscal year following that performance appraisal period.

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Fiscal 2013 Cliff RPSU with TSR Modifier Overview

PERFORMANCE MEASURES FOR CLIFF VESTING

The Company’s performance measure(s) and TSR Modifier are set by the Compensation Committee at the time of grant.  The performance measure or measures will be taken from a list of performance criteria set forth in the Plan. Such measure(s) may include, for example, one or more of the following:

▪	Net Earnings or Net Income (before or after taxes)

▪	Basic or Diluted Earnings Per Share (before or after taxes)

▪	Net Operating Profit (before or after taxes)

▪	Net Revenue or Net Revenue Growth

▪	Gross Profit or Gross Profit Growth

▪	Return Measures (including but not limited to Return on Assets, Investments, Capital)

▪	Other measures of economic value added or other value creation metrics

The TSR Modifier is based on the Company’s total shareholder’s return over the performance period compared to the TSR of the companies in the S&P 500 index for the same period.  TSR shall be measured by share price appreciation, plus dividends reinvested, with starting and ending share prices being based on the average closing prices for the 20 trading days ending immediately prior to the beginning and end of the three year performance period.

STRUCTURE OF GRANTS AND PAYOUT SCHEDULE

The target number of units in a Cliff RPSU with TSR Modifier award is set at the grant date. Applicable Threshold, Target and Maximum levels of Company financial performance are established at the beginning of the performance period.  After the number of shares earned based on the financial performance measure is determined, the relative TSR modifier may either increase or decrease the number of shares earned from +25% to -25%.

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Fiscal 2013 Cliff RPSU with TSR Modifier Overview

The shares will be modified based on the TSR performance as shown in the charts below.

TSR MODIFIER AND PAYOUT ADJUSTMENT

Relative TSR Performance	TSR Modifier Payout Adjustment
≥ 80th Percentile	+ 25%
≥ 60th Percentile and < 80th Percentile	+12.5%
≥ 40th Percentile and < 60th Percentile	0%
≥ 30th Percentile and < 40th Percentile	-12.5%
< 30th Percentile	-25%

EFFECT OF TSR MODIFIER ON TOTAL PAYOUT

Net Income Performance                                                                                                TSR Performance
Performance Level	Performance as % of Target	Payout as % of Target	TSR Modifier	Total Payout as % of Target
Maximum	110%	150%	-25% to +25%	112.5% – 187.5%
Target	100%	100%	-25% to +25%	75% – 125%
Threshold	70%	75%	-25% to +25%	56.25% – 93.75%

Vesting is interpolated for performance between 70%-110% of target and then adjusted based on the TSR modifier.	Adjustment for TSR Modifier will not be interpolated between performance levels.

Once a Cliff RPSU with TSR Modifier award is granted, the performance measure (s), performance goals, vesting and payout schedule will not be modified during the term for that particular award.  However, in determining performance against the goal, the Company’s results may be adjusted to exclude the effects of certain events and transactions as specified by the Compensation Committee at the time of grant.  The TSR Modifier will not be subject to any adjustment.  For any future awards, the Compensation Committee may change the performance measure(s), goals, vesting and payout schedule(s).

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Fiscal 2013 Cliff RPSU with TSR Modifier Overview

FISCAL 2013 GRANT PERFORMANCE MEASURE, PERFORMANCE LEVELS AND VESTING

The performance measure for fiscal 2013 Cliff RPSU with TSR Modifier awards is Cumulative Net Earnings for fiscal years 2013-2015.  The TSR Modifier is based on the Company’s TSR over the 2013-2015 fiscal year performance period.  Vesting of Cliff RPSUs with TSR Modifier, and the distribution of the Company’s Class A Common Stock, will occur as soon as administratively practical following certification of achievement of the performance goals and relative TSR performance by the Compensation Committee.  The vesting date typically occurs in June of each year, but may be earlier or later.

If Threshold or better performance is achieved, and the participant has had continuous service with the Company through the vesting date, shares of the Company’s Class A Common Stock will be distributed to participants upon the vesting of Cliff RPSUs with TSR Modifier. Upon vesting, the participant will own the shares and as a shareholder of the Company’s Class A Common Stock, will have voting rights and will receive dividends on such shares.  Prior to the vesting date, dividends are not earned on Cliff RPSUs with TSR Modifier and the participant does not have voting rights. If performance is below Threshold at the end of the performance period, all Cliff RPSUs with TSR Modifier granted for that award will be forfeited.

Cliff RPSUs with TSR Modifier granted in fiscal 2013 are scheduled to vest after fiscal 2015, subject to the Company’s achievement of the cumulative performance goals specified, and the participant’s continuous service with the Company.

EXAMPLES OF PERFORMANCE LEVEL, VESTING AND PAYOUT OF FY13 GRANT 1

# Cliff RPSUs with TSR Modifier Granted	Net Income (NI) Performance Level 2	% of Target Award Earned Based on NI Performance1	TSR Performance Level 2	TSR Modifier Adjustment	Vested Percentage with TSR Modifier	# of Shares Vested
1,000	115%	150%	84th Percentile	+25%	187.5%	1,875
1,000	100%	100%	65th Percentile	+12.5%	112.5%	1,125
1,000	85%	87.5%	35th Percentile	-12.5%	76.6%	765

1  FY13 – FY15 Performance Period

2  Examples are hypothetical and not a forecast of future performance or payout percentages

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Fiscal 2013 Cliff RPSU with TSR Modifier Overview

In the U.S. and in many other jurisdictions, vesting of RPSUs and the delivery of shares of Class A Common Stock is a taxable event.  When shares are distributed, a portion of the shares are withheld to satisfy withholding requirements, and the net shares are delivered to participants in their Merrill Lynch account.

VALUE OF RESTRICTED PERFORMANCE SHARE UNITS

If Threshold or better performance against the applicable goal is achieved, Cliff RPSUs with TSR Modifier offer the opportunity to recognize value in several ways:

▪	Receive shares of RL Class A Common Stock without paying any exercise price
▪	The number of Cliff RPSUs with TSR Modifier vesting can range from 56.25% to 187.5% of the target shares granted
▪	Any increases in the Company’s Class A Common Stock price above the price on the grant date increases the value of the award

The example below illustrates the opportunity for gains in the value of the award at various Company Class A Common Stock prices.

EXAMPLE:  POTENTIAL VALUE
Award of 1,000 Cliff RPSUs with TSR Modifier

			If Stock Price Reaches:
Value At Relative TSR:	Payment Modifier %	# of Shares	$135	$140	$145	$150
< 30th Percentile Threshold Performance	56.25%	562	$75,870	$78,680	$81,490	$84,300
≥40th and < 60th Percentile Target Performance	100%	1,000	$135,000	$140,000	$145,000	$150,000
> 80th Percentile	187.5%	1,875	$253,125	$262,500	$271,875	$281,250
Note: Value is before tax and a portion of the shares will be withheld to satisfy required tax withholding.
Example is hypothetical and is not a forecast of growth in the Company’s Class A Common Stock price.
If performance calculation results in fractional shares, the fractional shares will be paid in cash.

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SALE OF SHARES SUBSEQUENT TO DISTRIBUTION

Shares received from the vesting of a Cliff RPSU with TSR Modifier award may be sold subject to the Company’s trading restrictions as set forth in the Company’s Securities Trading policy beginning on page 9.  In certain circumstances, certain Executive Officers may sell shares pursuant to Rule 144 or another applicable exemption under the U.S. Securities Act of 1933, as amended.

In the U.S. and in many other jurisdictions, sale of such shares after vesting has tax implications. Contact your financial advisor for important information about how a subsequent sale of shares impacts you. Once Cliff RPSUs with TSR Modifier awards have vested and you receive shares of the Company’s Class A Common Stock from the vesting of a particular Cliff RPSU with TSR Modifier award, you retain all rights to those shares, regardless of your employment status with the Company.

IF YOU LEAVE THE COMPANY

Event	Status of Cliff RPSU Awards
Normal Retirement (Age 65) Early Retirement (Age 55 through age 64 with 7 or more years of service) Long-Term Disability (LTD) Death
•  In the case of retirement, LTD or death, a pro-rated1 target number of Cliff RPSUs with TSR Modifier will be determined

•     These pro-rated Cliff RPSUs with TSR Modifier will be eligible to vest at the end of the applicable performance period based on the actual degree of achievement, and the number of shares paid out will be adjusted based on relative TSR performance. If performance against the financial performance goal does not reach the Threshold level, then the pro-rated Cliff RPSUs with TSR Modifier will be forfeited.

•     All remaining Cliff RPSUs with TSR Modifier are forfeited

Voluntary Resignation	• All unvested Cliff RPSUs with TSR Modifier are forfeited
Involuntary Termination (Without Cause)	• All unvested Cliff RPSUs with TSR Modifier are forfeited
Dismissal for Cause (As defined by the Company or, if applicable, the participant’s employment agreement)	• All vested Cliff RPSUs with TSR Modifier not yet distributed into shares of the Company’s Class A Common Stock are forfeited • All unvested Cliff RPSUs with TSR Modifier are forfeited

1
The pro-rata portion will be determined by taking the number of full months worked during the corresponding performance period, dividing it by the number of months in the performance period, and then multiplying the resulting decimal by the number of Cliff RPSUs with TSR Modifier granted for that performance period.

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Fiscal 2013 Cliff RPSU with TSR Modifier Overview

SECURITIES TRADING POLICY

INSIDER TRADING

As provided in the Ralph Lauren (The Company) Employee Handbook, employees are prohibited by law from buying or selling securities if an employee has or is aware of any material, non-public information about the Company and its Subsidiaries and Affiliates.  This is commonly referred to as “insider information.”  Material, non-public information is any information that has not been disclosed to the public that could affect the price of Company Common Stock -- either positively or negatively -- or affect a person’s decision to buy, hold or sell securities.

Examples of what might be considered “insider information” include but are not limited to the following:

•	Earnings or other financial information

•	Changes in dividend policy

•	Stock splits

•	Mergers and acquisitions

•	Major new contracts or product-line introductions

•	Litigation involving substantial amounts of money

•	Changes in management

These insider-trading rules are applicable to employees of Ralph Lauren and its Subsidiaries and Affiliates, worldwide.

COMPANY BLACKOUT PERIODS

To avoid even the appearance of “insider trading,” our Company’s Securities Trading policy prohibits members of the Board of Directors,  all employees and their “Related Parties“ (as such term is defined in the Company’s Securities Trading Policy) from making trades involving stock of the Company during certain “blackout periods.” This prohibition covers all transactions in the Company’s securities, including buying or selling shares, including shares of Class A Common Stock received upon the vesting of RPSUs.  These blackout periods generally begin two weeks before the end of each of our fiscal quarters and continue through one trading day after the Company issues its earnings release for the fiscal quarter or year just ended.  If the earnings release is issued before the opening of the market on a trading day, trading may begin the next day.  The blackout periods are announced at the start of each year.  The Company may prohibit trading of the Company’s stock at any time it deems such trading to be inappropriate, even outside the regular blackout periods.  Individuals who receive a specific notification prohibiting them from trading the Company’s stock should note that such notification takes precedence over pre-announced blackout periods.  In addition, members of the Board of Directors, Officers (any employee who is a Vice President or above), and all employees in the Finance and Legal departments must clear all trades with the Corporate Counsel- or their designee - at all times.

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ADDITIONAL PROHIBITED TRANSACTIONS

Because we believe it is inappropriate for any Company personnel to engage in short-term or speculative transactions involving the Company’s Common Stock, it is Company policy that employees do not engage in any of the following activities with respect to the securities of the Company:

•
“In and out” trading in securities of the Company.  Any Company stock purchased in the market must be held for a minimum of six months, and ideally longer. Note that the Securities and Exchange Commission (SEC) has a “short-swing profit recapture” rule that effectively prohibits Executive Officers and members of the Board of Directors from selling any Company stock within six months of a purchase. The Company has extended this prohibition to all employees.  The receipt of shares pursuant to the vesting of Cliff RPSU awards is not considered a purchase under the SEC’s rule.

•	Short sales (i.e., selling stock one does not own and then borrowing the shares to make delivery)
•	Buying or selling “puts” or “calls” (i.e., making commitments to buy or sell securities at a specified price for a fixed period of time)

CLEARANCE OF ALL TRADES BY DIRECTORS, OFFICERS AND OTHER KEY PERSONNEL

For employees at the Vice President level or above (“Officers”) and all employees in the Finance and Legal departments, all transactions in the Company’s securities (including, but not limited to purchases, sales, transfers, etc.) must be pre-cleared with the Corporate Counsel, or their designee.  If contemplating a transaction, please provide a written request via e-mail to RLTrading@ralphlauren.com, specifying the number of shares you wish to purchase or sell before contacting Merrill Lynch or any other broker, or taking any other step to initiate a transaction.

COMPLIANCE WITH SECTION 409A

To the extent applicable, the Plan shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986 and the Department of Treasury Regulations and other interpretive guidance issued hereunder (“Section 409A”).  Notwithstanding any provision of the Plan to the contrary, it is intended that this Plan comply with Section 409A and all provision of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

In the event of any discrepancy between this Cliff  RPSU with TSR Modifier Overview and either the Plan or the provisions under which the Plan is administered by the Compensation Committee, the Plan and the determination of the Compensation Committee will govern, as applicable.  This Overview is qualified in its entirety based on the determinations, interpretations and other decisions made within the sole discretion of the Compensation Committee.

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Fiscal 2013 Cliff RPSU with TSR Modifier Overview